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                                                                    EXHIBIT 99.3

        COHESION TECHNOLOGIES, INC. 2002 NON-QUALIFIED STOCK OPTION PLAN

         1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the Board or any Committee appointed pursuant to Section 4 of the Plan.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean any Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

                  (e) "Common Stock" shall mean the Company's Common Stock, $0.001 par value.

                  (f) "Company" shall mean Cohesion Technologies, Inc., a Delaware corporation.

                  (g) "Consultant" shall mean any person, including an advisor, engaged by the Company or any Parent or Subsidiary to render bona fide services, other than as an Employee or a Director, to the Company or any Parent or Subsidiary where such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the registrant's securities.

                  (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

                  (i) "Director" shall mean a member of the Board.

                  (j) "Employee" shall mean any person, including an officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary.

                  (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is quoted on the Nasdaq
System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock; or

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                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (m) "Non-Qualified Stock Option" shall mean an option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (n) "Officer" shall mean the Chief Executive Officer, President, Secretary, Chief Financial Officer, Chairman of the Board or any Vice Presidents of the Company, as such positions are described in the Company's Bylaws, any other person designated an "officer" of the Company by the Board in accordance with the Company's Bylaws or any person who is an "officer" within the meaning of Rule 16a-1(f) under the Exchange Act or Nasdaq Rule 4460(i).

                  (o) "Option" shall mean a Non-Qualified Stock Option granted pursuant to the Plan. All Options granted under this Plan shall be Non-Qualified Stock Options.

                  (p) "Option Agreement" shall have the meaning set forth in
Section 18 below.

                  (q) "Optioned Stock" shall mean the Common Stock subject to an Option.

                  (r) "Optionee" shall mean an Employee or Consultant who receives an Option.

                  (s) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (t) "Plan" shall mean this 2002 Non-Qualified Stock Option
Plan.

                  (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

                  (v) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                  (w) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.       STOCK SUBJECT TO THE PLAN. Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 168,281 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

         4.       ADMINISTRATION OF THE PLAN.

                  (a) ADMINISTRATION. Unless and until the Board delegates administration to a Committee as set forth below, the Plan shall be administered by the Board. Subject to this Section 4(a) and Section 4(b), the Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board or one or more Officers who are not members of the Board or any combination thereof, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, except as provided in this Plan, the Committee shall have, except as provided in Section 4(b) in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such

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resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, with respect to Options granted to any Officer or Director, this Plan shall be administered either by the entire Board or by a Committee of the Board consisting solely of two or more Directors each of whom is a "non-employee director" within the meaning of Rule 16b-3. The Board may abolish any Committee established to administer the Plan at any time and revest in the Board all or part of the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

                  (b) LIMITATION OF DELEGATIONS TO OFFICERS. Notwithstanding
Section 4(a) above, in the event that Board authorizes a Committee comprised of one or more officers who are not members of the Board to act as Administrator, such authorization shall be in writing by resolution adopted by the Board and shall authorize such Committee only to grant Options and to Employees and to exercise such other powers under the Plan as the Board may determine; provided that the Board shall fix the terms of the Options to be granted by such Committee (including the exercise or purchase price of such Options, which may include a formula by which the exercise price will be determined) and the maximum number of Shares subject to Options that such Committee may grant; provided further, however, that no such Committee shall be authorized to grant Options to its members.

                  (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value of the Common
Stock, in accordance with Section 2(1) of the Plan;

                           (ii) to select the Employees and Consultants to whom
Options may from time to time be granted hereunder;

                           (iii) to determine whether and to what extent Options
are granted hereunder;

                           (iv) to determine the number of shares of Common
Stock to be covered by each such award granted hereunder;

                           (v) to approve forms of agreement for use under the
Plan;

                           (vi) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

                           (vii) to reduce the exercise price of any Option to
the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

                  (d) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

         5.       ELIGIBILITY.

                  (a) RECIPIENTS OF GRANTS. Options may be granted under this Plan only to the following classes of persons: (i) except as provided in (ii) below, Consultants and Employees who are not Officers or Directors of the Company, and (ii) newly hired Employees (including Employees who will become Officers or Directors of the Company) and who have not previously been employed by the Company and with respect to whom Options are to be granted as an inducement essential to such Employees' entering into employment contracts with the Company.

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         Notwithstanding the foregoing, a Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

                  (b) TYPE OF OPTION. Each option shall be designated in the written Option Agreement as a Non-Qualified Stock Option.

                  (c) NO EMPLOYMENT RIGHTS. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

         7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement, but shall be no more than ten (10) years from the date of grant.

         8.       OPTION EXERCISE PRICE AND CONSIDERATION.

                  (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be no less than the par value per Share on the date of grant.

                  (b) PERMISSIBLE CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of
(1) cash, (2) check, (3) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) a combination of any of the foregoing methods of payment, (7) a combination of any of the foregoing methods of payment at least equal in value to the stated capital represented by the Shares to be issued, plus a promissory note for the balance of the exercise price, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9.       EXERCISE OF OPTION.

                  (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. In the case of an Option granted to a Consultant of the Company or any Parent or Subsidiary of the Company, the Option may become fully exercisable, or a repurchase right, if any, in favor of the Company shall lapse, at any time or during any period established by the Administrator.

         An Option may not be exercised for a fraction of a Share.

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         An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 13 of the Plan.

         Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within three (3) months (or such other period of time as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the option shall terminate.

                  (c) DISABILITY OF OPTIONEE. Notwithstanding Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six
(6) months (or such other period of time as is determined by the Administrator) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or it he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) DEATH OF OPTIONEE. In the event of the death of an
Optionee:

                           (i) during the term of the Option who is at the time
of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that had accrued at the date of termination; or

                           (ii) within three (3) months after the termination of
Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  (e) EXTENSION OF EXERCISE PERIOD. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following termination of an Optionee's Continuous Status as an Employee or Consultant from the periods set forth in Sections 9(b), 9(c) and 9(d) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided, that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

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                  (f) TERMINATION FOR MISCONDUCT. Notwithstanding Sections 9(b),
9(c), 9(d) and 9(e) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant for Misconduct, all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding. For purposes of this Section 9(f), "Misconduct" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or any Parent or Subsidiary, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company or any Parent or Subsidiary in a material manner.

                  (g) RULE 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         10. WITHHOLDING TAXES. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

         11. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than the applicable taxes on the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the minimum statutory amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

         Any surrender by an officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this option must comply with the applicable provisions of Rule 16b-3.

         All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

                  (a) the election must be made on or prior to the applicable Tax Date;

                  (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

                  (c) all elections shall be subject to the consent or disapproval of the Administrator.

                  In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no, election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

         12. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 12.

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         13.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE
TRANSACTIONS.

                  (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company other than in an Acquisition (as defined below), then each outstanding Option shall be terminated if not exercised prior to such event, unless such outstanding Options are assumed by a subsequent purchaser.

                  (c) CHANGE IN CONTROL.

                           (i) For the purposes of this Section 13,
"Acquisition" shall mean (1) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (2) a sale of all or substantially all of the assets of the Company.

                           (ii) In the event the Company undergoes an
Acquisition, any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity may assume any Options outstanding under the Plan or substitute similar options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 14(c)) for those outstanding under the Plan.

                           (iii) In the event any surviving corporation or
acquiring corporation in an Acquisition refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to (1) Options held by Optionees whose Continuous Status as an Employee or Consultant has not terminated prior to such event, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated and made fully exercisable at least thirty (30) days prior to the closing of the Acquisition (and the options terminated if not exercised prior to the closing of such Acquisition); and (2) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Acquisition.

                           (iv) In the event the Company undergoes an
Acquisition and the surviving corporation or entity or acquiring corporation or entity does assume such Options (or substitutes similar options for those outstanding under the Plan), then, with respect to Options held by persons then performing services as Employees or Consultants, the vesting of each such Option (and, if applicable, the time during which such Options may be exercised) shall be accelerated and such Options shall become fully vested and exercisable, if any of the following events occurs within twelve (12) months after the effective date of the Acquisition: (1) the service to the Company or an affiliate of the Company by such Optionee is terminated without Cause (as defined below); (2) the Optionee holding such Option terminates his or her service to the Company or an affiliate of the Company due to the fact that the principal place of the performance of the responsibilities and duties of the Optionee is changed to a location more than fifty (50) miles from such Optionee's existing work location without the Optionee's express consent; or (3) the Optionee terminates his or her service to the Company or affiliate of the Company due to the fact that there is a material reduction in such Optionee's responsibilities and duties without the Optionee's express consent.

                           (v) For the purposes of this subsection 14(c),
"Cause" means an individual's misconduct, including but not limited to: (1) conviction of any felony or any crime involving moral turpitude or dishonesty,
(2)

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participation in a fraud or act of dishonesty against the Company, (3) conduct that, based upon a good faith and reasonable factual investigation and determination by the Board, demonstrates gross unfitness to serve, or (4) intentional, material violation of any contract with the Company or any statutory duty to the Company that is not corrected within thirty (30) days after written notice thereof. Physical or mental disability shall not constitute "Cause."

         14. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         15.      AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

                  (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         16. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         17. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         18. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         19. INFORMATION AND DOCUMENTS TO OPTIONEES. The Company shall provide financial statements at least annually to each Optionee during the period such Optionee has one or more Options outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. In addition, at the time of issuance of any securities under the Plan, the Company shall provide to the Optionee a copy of the Plan and a copy of any agreement(s) pursuant to which securities granted under the Plan are issued.

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